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(EAGLEPICHER LOGO)                                                  News Release

EAGLEPICHER HOLDINGS,INC. AND EAGLEPICHER INCORPORATED

                                                CONTACT: SANDRA STERNBERG
                                                         ANITA-MARIE LAURIE
                                                         602-794-9620 OR
                                                        310-788-2850

                       EAGLEPICHER RECEIVES COURT APPROVAL
            ON "FIRST-DAY MOTIONS" IN ITS VOLUNTARY CHAPTER 11 FILING

            OBTAINS APPROVAL OF ITS INTERIM DIP FINANCING COMMITMENT

         PHOENIX, ARIZ. - APRIL 12 -- EaglePicher Holdings, Inc., and EaglePicher Incorporated (collectively "EaglePicher") announced today it had received court approval of an interim $50 million debtor-in-possession (DIP) financing from a bank group led by Harris Trust and Savings Bank, subject to certain conditions and limitations. The final DIP hearing has been scheduled for May 18, 2005, at which time the interim facility will expire. EaglePicher is negotiating a permanent DIP facility with Harris, and expects to complete the facility within that time frame.

         The company also announced that it received Court approval during its first day hearings to among other things, pay pre-petition and ongoing employee wages, salaries, workers' compensation, health benefits, life insurance and other employee obligations during its restructuring under Chapter 11. In addition, the company received authorization to continue with ordinary course customer rebate, warranty and similar programs. The company also is authorized to pay ordinary course post-petition expenses without seeking court authority.

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         EaglePicher President and Chief Executive Officer Bert Iedema said he was extremely pleased with the Court's approval of its "first-day" orders and interim DIP financing. "Having secured interim DIP financing and approval of our first-day motions gives EaglePicher forward momentum toward restructuring the company."

         Mr. Iedema also stated that a number of its major vendors have indicated their intention to continue to support EaglePicher in its Chapter 11 reorganization.

         Additional information may be obtained by visiting the company's website at www.eaglepicher.com.

         EAGLEPICHER INCORPORATED, founded in 1843, and headquartered in Phoenix, Arizona, is a diversified manufacturer and marketer of innovative, advanced technology and industrial products and services for space, defense, environmental, automotive, medical, filtration, pharmaceutical, nuclear power, semi-conductor and commercial applications worldwide. The company has 4,200 employees and operates more than 30 plants in the U.S., Canada, Mexico, Korea, and Germany.

         EAGLEPICHER HOLDINGS, INC. is the parent of EaglePicher Incorporated. EaglePicher(TM) is a trademark of EaglePicher Incorporated.

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FORWARD-LOOKING STATEMENTS. This news release contains statements that, to the extent that they are not recitations of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, section 21E of the Securities Exchange Act of 1934. Such forward-looking information involves risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to maintain existing relationships with customers, demand for our products, our ability to successfully implement productivity improvements and/or cost reduction initiatives, including the performance of automated equipment, accuracy of our estimates to complete contracts on a percentage of completion method of accounting, our ability to source raw materials and components from overseas suppliers, accuracy of our reserves for losses, our ability to consolidate manufacturing plants, our ability to develop, market and sell new products, our ability to obtain raw materials especially certain grades of steel and natural gas on an economic basis, increased government regulation or changing regulatory policies resulting in higher costs and/or restricting output, increased price competition, currency fluctuations, general economic conditions, acquisitions and divestitures, technological developments and changes in the competitive environment in which we operate, as well as factors discussed in our filings with the U.S. Securities and Exchange Commission. We undertake no duty to update the forward-looking statements in this press release and you should not view the statements made as accurate beyond the date of this press release.

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